                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            APS Holding Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                  May 2, 1997


Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of APS Holding Corporation, on Tuesday, June 3, 1997, at 9:00 a.m. This year's Annual Meeting will be held in the Amphitheatre at the Sheraton Crown Hotel, 15700 John F. Kennedy Boulevard, Houston, Texas 77032-4830.

  Your Company's management looks forward to the opportunity of meeting with you in Houston to discuss the past year's achievements and plans for the future.

  Naturally, we hope you will attend the Annual Meeting at which you may choose to vote your shares personally even if you have previously returned the enclosed proxy. The vote of each stockholder is important. I urge you to fill in, date, sign and return the enclosed proxy card promptly, regardless of whether you will be able to attend the Annual Meeting. If you do attend, you will still be able to vote your shares personally. If you are unable to attend, however, this will ensure that your shares are represented and will avoid additional proxy soliciting expenses for the Company.

                                 Sincerely,



                                 Hubbard C. Howe
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                            APS HOLDING CORPORATION
                  15710 John F. Kennedy Boulevard, Suite 700
                          Houston, Texas  77032-2347


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 3, 1997



TO THE STOCKHOLDERS OF APS HOLDING CORPORATION:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of APS Holding Corporation (the "Company") will be held in the Amphitheatre at the Sheraton Crown Hotel, 15700 John F. Kennedy Boulevard, Houston, Texas 77032-4830, on Tuesday, June 3, 1997, at 9:00 a.m., Houston time, for the following purposes:

     1. To elect eight directors of the Company to serve until the 1998 Annual Meeting of Stockholders.

     2. To ratify the selection of Coopers & Lybrand LLP as the Company's independent auditors for the year ending January 31, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  Only holders of record of Class A Common Stock, par value $.01 per share, at the close of business on April 25, 1997, are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders of the Company as of the close of business on April 25, 1997, will be available for inspection during normal business hours from April 26 through June 2, 1997 at the offices of the Company, 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032-2347.

  You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                 By Order of the Board of Directors



                                 E. Eugene Lauver
                                 Vice President and Secretary


Dated:  May 2, 1997

                            APS HOLDING CORPORATION
                  15710 John F. Kennedy Boulevard, Suite 700
                           Houston, Texas 77032-2347
                                (713) 507-1100

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------


                              GENERAL INFORMATION

  The enclosed proxy is solicited by and on behalf of the Board of Directors of APS Holding Corporation (the "Company") for use in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday,
June 3, 1997, at 9:00 A.M., Houston time, in the Amphitheatre at the Sheraton Crown Hotel, 15700 John F. Kennedy Boulevard, Houston, Texas 77032-4830, and at any adjournment(s) thereof.

  At the Annual Meeting, stockholders of the Company will consider and vote upon the following matters:

  1. Election of eight directors of the Company to serve until the 1998 Annual Meeting of Stockholders.

  2. Ratification of the selection of Coopers & Lybrand LLP as the Company's independent auditors for the year ending January 31, 1998.

  3. Transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

  The mailing address of the principal executive offices of the Company is 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032-2347. This proxy statement and the related proxy were first mailed to stockholders on or about May 2, 1997.

  The Company's annual report for the year ended January 25, 1997, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

VOTING RIGHTS AND VOTES REQUIRED

  Only holders of record of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), at the close of business on April 25, 1997, are entitled to vote at the Annual Meeting. As of the close of business on such date, there were outstanding 13,783,873 shares of Class A Common Stock. The Class A Common Stock is the only class of voting securities outstanding. A majority of the outstanding shares of Class A Common Stock must be represented at the Annual Meeting in order to constitute a quorum for the transaction of business. Each share of Class A Common Stock entitles the record holder thereof to one vote on each matter to be considered at the Annual Meeting.

  Directors are elected by a plurality of the votes cast. The eight nominees receiving the highest number of votes cast by the holders of the Class A Common Stock will be elected as directors. There will be no cumulative voting in the election of directors.

  The affirmative vote of the holders of a majority of the shares of the Class A Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of the Company's independent auditors for the year ending January 31, 1998.

  Under Delaware law and the Company's Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. With respect to the ratification of the selection of independent auditors, abstentions will have the same legal effect as a vote against such matter and broker non-votes will have no effect on such matters. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority and has not received instructions with respect to a particular matter.

VOTING OF PROXIES

  All properly completed proxies, which have not been revoked, will be voted at the Annual Meeting in accordance with the instructions specified thereon. If no specific instructions are specified, the shares represented by a properly executed proxy will be voted FOR election of the nominees listed below under "Election of Directors" and FOR ratification of the selection of independent auditors.

REVOCATION OF PROXIES

  A proxy may be revoked by a stockholder at any time prior to the voting of the proxy (i) by execution and delivery to the Company of a revised proxy, (ii) by written notice to the Secretary of the Company or (iii) by voting in person at the Annual Meeting.

SOLICITATION OF PROXIES

  The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Class A Common Stock of the Company. The cost of solicitation will be borne by the Company.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

  At the Annual Meeting eight directors are to be elected to hold office until the Company's 1998 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified. It is intended that the persons named in the enclosed proxy will vote all shares for which they shall have received proxies FOR the election of the nominees named below unless contrary instructions are given. Although the Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors. Each of the nominees to the Board of Directors currently serves as a director of the Company.

  Directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Company's executive officers serve at the discretion of the Board of Directors.

  The following table sets forth information regarding the names, ages as of April 25, 1997, principal occupations and other directorships in certain companies held by them and the length of continuous service as a director of the Company.


   Nominees                      Principal Occupation and Directorships            Age  Director Since
   --------                      --------------------------------------            ---  --------------
Hubbard C. Howe        Mr. Howe has been President and Chief Executive             68            1991
                       Officer of the Company since March 4, 1997, and has
                       been Chairman of the Board of the Company since
                       August 1992.  Mr. Howe has been Chairman of the
                       Board and Chief Executive Officer of Remington Arms
                       Company, Inc. since December 1993.  Mr. Howe has
                       served as Vice-Chairman since February 1994,
                       Chairman from April 1992 to February 1994, Vice
                       Chairman from April 1991 to April 1992, and Chief
                       Executive Officer from March 1989 to April 1992, of
                       Nu-kote International, Inc., a printing and office
                       supplies manufacturer.  Mr. Howe is a principal and a
                       professional employee of Clayton, Dubilier & Rice,
                       Inc., a private investment company ("CD&R"), and a
                       general partner of Clayton & Dubilier Associates IV
                       Limited Partnership ("Associates"), the general partner
                       of the Clayton & Dubilier Private Equity Fund IV
                       Limited Partnership, an investment partnership
                       managed by CD&R ("Fund IV").  Mr. Howe is also
                       Vice-Chairman of Nu-kote Holding, Inc., a corporation
                       in which an investment partnership managed by CD&R
                       formerly had an investment, and a Director of
                       Riverwood Holding, Inc., a corporation in which an
                       investment partnership managed by CD&R has an
                       investment, and its indirect wholly-owned subsidiary,
                       Riverwood International Corporation.

Theodore Barry         Mr. Barry has been a management consultant,                 75            1992
                       practicing as Ballyglen Company, Inc. since 1992.
                       Prior to 1992 he was the founder, Chairman and
                       President of Theodore Barry and Associates,
                       International Management Consultants, and is currently
                       active as an advisor.  He is also President and Director
                       of Alcorn & Cummins, Inc. He has been a general
                       partner in Palakiko Company, a Hawaiian Development
                       Company since 1992.  Mr. Barry is also a director of
                       Nu-kote Holding, Inc.

Wiley N. Caldwell      Mr. Caldwell was President of W.W. Grainger, Inc., an       70            1993
                       industrial supply company, from prior to 1991 to July
                       1992 and was a director of such company until April
                       1993.  Mr. Caldwell is also a director of Consolidated
                       Papers, Inc. and Kewaunee Scientific Corp.

Michael J. Dubilier    Mr. Dubilier was a professional employee of CD&R            41            1989
                       from prior to 1991 until 1994 and is currently a general
                       partner in Dubilier CRM Fund I, a private investment
                       partnership managed by Dubilier & Company (not
                       affiliated with CD&R).


Joseph P. Flannery     Since prior to 1991, Mr. Flannery has served as             65            1989
                       President, Chief Executive Officer and Chairman of the
                       Board of Uniroyal Holding, Inc., a company which is
                       primarily engaged in administering residual assets and
                       liabilities relating to its predecessor, UNIROYAL, Inc.
                       He was a limited partner of Associates and retains an
                       economic interest in Fund IV's investment in the
                       Company.  Mr. Flannery is also a director of The Scotts
                       Company, a corporation in which an investment
                       partnership managed by CD&R formerly had an
                       investment, and Kmart Corporation, Newmont Mining
                       Corporation, Newmont Gold Company, Ingersoll-Rand
                       Company and Arvin Industries.

Donald J. Gogel        Mr. Gogel has been a principal of CD&R from prior to        48            1989
                       1991 and President since 1997.  Mr. Gogel is also a
                       professional employee of CD&R and a general partner
                       of Associates.  Mr. Gogel is a director of Lexmark
                       International, Inc., and its parent Lexmark Holding,
                       Inc., McCarthy, Crisanti & Maffei, Inc. and its parent
                       MCM Group, Inc., and Alliant Foodservice, Inc. and its
                       parent, CDRF Holding, Inc., each of which is a
                       corporation in which Fund IV has invested.  Mr. Gogel
                       is also a director of Kinko's Inc. (in which Clayton,
                       Dubilier & Rice Fund V Limited Partnership has
                       invested) and Turbochef, Inc.

H. Jack Meany          Mr. Meany has been Chairman of the Board, President         74            1990
                       and Chief Executive Officer of Farr Company since
                       April 1994.  Mr. Meany is a director of BWIP, Inc., a
                       corporation in which an investment partnership
                       managed by CD&R formerly had an investment.

Jerry K. Myers         Mr. Myers has been Chairman of the Board of                 56            1996
                       MEDCOR, Inc. since December 1995 and serves as a
                       partner of CroBern Management Partnership.  Prior to
                       joining CroBern, Mr. Myers was President and Chief
                       Executive Officer of Steelcase, Inc., which he joined
                       prior to 1991.  Mr. Myers is also a director of Autocam
                       Corporation and Tab Products Co.

   Additional information about the current directors and executive officers of the Company, including information with respect to their ownership of Class A Common Stock and their compensation, appears in the following sections of this Proxy Statement.

  Shares represented by the accompanying proxy card will be voted FOR the election of the above nominees unless authority to vote for one or more nominees is withheld. Stockholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Directors must be elected by a plurality of the votes that could be cast by the holders of the shares of Class A Common Stock who are present in person or by proxy at the Annual Meeting. Abstentions on this proposal will be counted for quorum purposes but not voted. Broker non-votes will have no effect on the outcome of the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of April 25, 1997 (unless otherwise noted) as to the beneficial ownership of Class A Common Stock by (i) each person known by the Company to own beneficially five percent or more of its outstanding Class A Common Stock, (ii) each of the nominees for director,
(iii) the Company's Chief Executive Officer for the 1997 fiscal year and each of the Company's other four most highly compensated executive officers and (iv) all current directors and executive officers as a group, based on 13,783,873 shares of Class A Common Stock outstanding on such date. Such information includes all options which will vest within 60 days of such date. Each beneficial owner has sole voting and investment power in the respect to the listed shares unless otherwise indicated.

Amount and Nature of
Name of Beneficial Owner                                 Beneficial Ownership       Percentage of Class
------------------------                                 --------------------       -------------------
The Clayton & Dubilier Private Equity Fund IV
  Limited Partnership(1)..................................    4,119,298                     30.0
Donald J. Gogel(2)........................................    4,119,298(2)                  30.0
Hubbard C. Howe(2)(3).....................................  4,126,316(2)(3)                 30.0
The Capital Group Companies, Inc.(4)......................    1,086,700(4)                   7.9
Massachusetts Financial Services Company(5)...............      546,300(5)                   4.0
Theodore Barry............................................       14,035                        *
Wiley N. Caldwell.........................................       14,035                        *
Michael J. Dubilier.......................................       15,000                        *
Joseph P. Flannery........................................          -0-                        *
H. Jack Meany.............................................       18,385                        *
Jerry K. Myers............................................          500
Mark S. Hoffman(6)........................................      174,635                      1.3
David C. Barbeau(7)(8)....................................       44,399                        *
E. Eugene Lauver(7)(8)....................................       32,599                        *
Michael L. Preston(7)(8)..................................       41,051                        *
Douglas G. Beckstett(6)...................................       28,048                        *
All executive officers and directors as a group
  (12 persons)(7)(9)......................................    4,317,921                     31.3
*  Less than 1.0%

______________________
(1) The address of The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("Fund IV") is 270 Greenwich Avenue, Greenwich, Connecticut 06830. Fund IV is an investment partnership, the general partner of which is Associates. The general partners of Associates are Joseph L. Rice, III, Alberto Cribiore, Donald J. Gogel, B. Charles Ames, William A. Barbe, Leon
    J. Hendrix, Jr., Andrall E. Pearson and Hubbard C. Howe. Such general partners share investment discretion with respect to securities held by Fund IV, but disclaim beneficial ownership thereof. The information is based on Amendment No. 1 to Schedule 13G of Fund IV, Associates and its general partners dated February 28, 1995, filed with the Securities and Exchange Commission (the "Commission").
(2) Includes 4,119,298 shares owned by Fund IV as to which Messrs. Gogel and Howe share investment discretion but disclaim beneficial ownership.
(3) 7,018 of these shares are held by Gene S. Howe, the wife of Hubbard C. Howe. Mr. Howe disclaims beneficial ownership of the shares held by Mrs. Howe.
(4) The address of the Capital Group Companies, Inc. ("CGC") and Capital Guardian Trust Company ("CGTC") is 333 South Hope Street, Los Angeles, California 90071. All of the shares are owned by investment management companies which are subsidiaries of CGC, including CGTC, which companies have sole dispositive power over all of the shares and sole voting power with respect to 809,500 of the shares. Of these shares, CGTC holds sole dispositive power over 921,900 shares and sole voting power over 744,700 shares. CGC's subsidiary investment management companies provide investment advisory and management services for their respective clients, which include registered investment companies and institutional accounts. Such subsidiaries, including CGTC, own the shares as a result of their serving as investment manager of their clients accounts. The information is based upon Schedule 13G of CGC and CGTC dated February 12, 1997, filed with the Commission.
(5) The address of Massachusetts Financial Services Company ("MFS") is 500 Boylston Street, Boston, Massachusetts 02116. The information is based upon a Schedule 13G of MFS dated February 12, 1996, filed with the Commission.
(6) Includes shares that the former officers have the right to purchase within 60 days pursuant to stock options as follows: Mr. Hoffman - 117,430, and Mr. Beckstett - 16,566.
(7) Includes shares that the officers have a right to purchase within 60 days pursuant to stock options as follows: Mr. Barbeau - 15,047, Mr. Lauver - 11,547, Mr. Preston - 14,999 and two other executive officers - 5,227.
(8) Messrs. Barbeau, Lauver and Preston borrowed a portion of the purchase price for their shares, which are pledged to Texas Commerce Bank, N.A. as collateral for such loans. Such loans are guaranteed by the Company and certain of its subsidiaries.
(9) Includes shares attributed to Messrs. Gogel and Howe. See notes (2) and (3) above. Does not include shares beneficially owned by Mr. Hoffman or Mr. Beckstett because they resigned as officers of the Company effective
    March 4, 1997 and April 15, 1997, respectively. All current executive officers and directors as a group hold options which will have vested within 60 days after April 25, 1997, to purchase 46,820 shares of Class A Common Stock, and which have been included in the beneficial ownership figures for all executive officers and directors as a group. No additional options will vest within 60 days after such date.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four regularly scheduled meetings and no special meetings in fiscal 1997. All directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and each committee on which such director served.

  The Board of Directors currently has three standing committees.

  Executive Committee. The Executive Committee, currently consisting of Messrs. Caldwell, Gogel and Howe, met two times during fiscal 1997. It has authority to act for the Board of Directors on most matters during intervals between Board of Director meetings.

  Compensation Committee. The Compensation Committee, currently consisting of Messrs. Barry, Dubilier, Flannery and Howe, met one time during fiscal 1997. It reviews and recommends to the Board of Directors the compensation of employees of the Company, including bonuses, benefit plans and stock options. The Compensation Committee also administers the employee benefit plans of the Company.

  Audit Committee. The Audit Committee, currently consisting of Messrs. Caldwell, Barry and Flannery, met four times during fiscal 1997. It recommends to the Board of Directors the appointment of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's accounting and internal control systems and the services provided by the independent auditors to the Company.

  Filings. Based solely upon a review of publicly filed reports pursuant to the Exchange Act, all directors, officers and beneficial owners of ten percent of the Company timely filed such reports during the last fiscal year except that Mr. Barry inadvertently failed to file a Form 4 relating to two stock option exercises. He has subsequently reported such transactions on a Form 5.

COMPENSATION OF DIRECTORS

  During fiscal 1997, members of the Board of Directors who were not employees of the Company or CD&R ("Non-Employee Directors") received $1,000 for each board meeting attended and an annual retainer of $18,000. The chairman of the Audit Committee and the chairman of the Compensation Committee each received an additional $2,000 annual retainer for chairing such committees. All directors are reimbursed for reasonable travel and lodging expenses incurred to attend meetings.

                            EXECUTIVE COMPENSATION

  The Summary Compensation Table summarizes the compensation paid to the Company's Chief Executive Officer and each of its four other most highly compensated executive officers (collectively, the "Named Executives") for the previous three fiscal years for the Company and its subsidiaries.

                                           SUMMARY COMPENSATION TABLE
                                                                                         LONG TERM
                                              ANNUAL COMPENSATION                       COMPENSATION
                                              -------------------                       ------------
                                 FISCAL                                                  SECURITIES
                                  YEAR                                                   UNDERLYING    ALL OTHER
      NAME AND                   ENDING      SALARY        BONUS         OTHER ANNUAL     OPTIONS     COMPENSATION
  PRINCIPAL POSITION             JANUARY     ($)(1)         ($)          COMPENSATION       (#)         ($)(2)
  ------------------             -------   ---------     --------        ------------     --------    ------------
Mark S. Hoffman (3)               1997     $360,000           -0-        $   11,520          2,000      $   4,292
President & Chief Executive       1996      354,375           -0-            11,520         16,155          4,755
 Officer                          1995      307,500      $476,625            11,520         22,339          4,782

Michael L. Preston                1997      182,500        65,512             8,940          2,000          3,133
Senior Vice President             1996      176,375           -0-             8,940          8,340          4,691
                                  1995      164,167        98,503             8,940         10,000          3,366

David C. Barbeau                  1997      182,500        72,350             8,910          2,000          3,039
Senior Vice President             1996      176,375         3,628             8,940          8,460          3,536
                                  1995      163,750       102,133             3,725         10,000          3,705

E. Eugene Lauver                  1997      156,583        19,625               -0-          2,000          3,141
Vice President & Secretary        1996      148,475        22,800             1,490          3,460          4,726
                                  1995      123,233       102,135             8,940          7,500          4,195

Douglas G. Beckstett              1997      143,583        18,720               -0-          2,000          2,885
Vice President                    1996      137,875        20,850               -0-          3,530          4,704
                                  1995      129,583       104,065               -0-          5,000          2,724
------------------------------------------------------------------------------------------------------------------

(1) Includes, where applicable, amounts electively deferred by each named Executive under the APS, Inc. Partnership Plan (the "Savings Plan") and the APS, Inc. Executive 401(k) Deferral Plan (the "Deferral Plan").
(2) Amounts listed in this column represent the Company's contributions to the Savings Plan and the Deferral Plan (exclusive of amounts deferred at the election of the Named Executive) on behalf of the Named Executive, and premium for Life insurance up to $50,000.
(3) Mr. Hoffman resigned his position as President and Chief Executive Officer effective March 4, 1997.

OPTION GRANTS

  The following table contains information concerning the grant of stock options under the Company's 1993 Stock Option Plan and the 1990 Stock Option Plan to the Named Executives during the Company's last fiscal year.

                                              % OF TOTAL                                 POTENTIAL REALIZABLE VALUE AT ASSUMED
                              NUMBER OF        OPTIONS                                       ANNUAL RATES OF STOCK PRICE
                             SECURITIES      GRANTED TO                                    APPRECIATION FOR OPTION TERM (1)
                             UNDERLYING      EMPLOYEE IN      EXERCISE                   -------------------------------------
                              OPTIONS        FISCAL YEAR       PRICE        EXPIRATION
       NAME                   GRANTED (#)        1996          ($/SH)           DATE          0%($)      5%($)     10%($)
       ----                 -------------    -----------     -----------     ---------       ------     ------     ------
Mark S. Hoffman                 2,000             1.2           15.25      Mar. 11, 2006     -0-        19,181     48,609
Michael L. Preston              2,000             1.2           15.25      Mar. 11, 2006     -0-        19,181     48,609
David C. Barbeau                2,000             1.2           15.25      Mar. 11, 2006     -0-        19,181     48,609
E. Eugene Lauver                2,000             1.2           15.25      Mar. 11, 2006     -0-        19,181     48,609
Douglas G. Beckstett            2,000             1.2           15.25      Mar. 11, 2006     -0-        19,181     48,609

(1) The amounts shown under these columns are the result of calculations at 0% and at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth certain information concerning the value of unexercised options held by each of the Named Executives at January 25, 1997. None of the Named Executives exercised any stock options in fiscal year 1997.


                            NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED               IN-THE-MONEY
                         OPTIONS AT JANUARY 25, 1997      OPTIONS AT JANUARY 25, 1997
                                    (#)                            ($)(1)
                        --------------------------        --------------------------
                        EXERCISABLE  UNEXERCISABLE        EXERCISABLE  UNEXERCISABLE
                        -----------  -------------        -----------  -------------
Mark S. Hoffman............ 117,430        394,437           28,327      (444,985)
Michael L. Preston.........   9,931        (53,826)          23,172      (244,776)
David C. Barbeau...........   9,955        (54,318)          24,037      (246,744)
E. Eugene Lauver...........   8,955        (41,818)          14,268      (125,494)
Douglas G. Beckstett.......  14,460         24,439           12,824      (107,892)

  (1) Value based on the closing price on the Nasdaq National Market for the Class A Common Stock on the last business day in fiscal year 1997 ($9.00).

PENSION PLANS

          The following table shows the estimated annual benefits payable to hypothetical participants who are entitled to the maximum benefits under the A.P.S., Inc. Employee's Retirement Plan, a tax-qualified non-contributory defined benefit plan maintained by the Company (the "Pension Plan"), in the compensation and years-of-service categories indicated in the table upon retirement at normal retirement age (65 years of age) and without regard to the maximum limitations on such benefit imposed under the Code. The amounts shown are based upon the assumption that such benefits will be paid in the form of a straight-life annuity.

                              PENSION PLAN TABLE

                              YEARS OF SERVICE AT OCTOBER 1, 1992
                             --------------------------------------
             ANNUALIZED         10        20        25        30
               AVERAGE       YEARS OF  YEARS OF  YEARS OF  YEARS OF
              FINAL PAY      SERVICE   SERVICE   SERVICE   SERVICE
             ----------      --------  --------  --------  --------

              $ 50,000       $  6,356  $ 12,711  $ 15,889  $ 19,067
                75,000         10,106    20,211    25,264    30,317
               100,000         13,856    27,711    34,639    41,567
               125,000         17,606    35,211    44,014    52,817
               150,000         21,356    42,711    53,389    64,067
               175,000         25,106    50,211    62,764    75,317
               200,000         28,856    57,711    72,139    86,567
               225,000         32,606    65,211    81,514    98,817

  The Pension Plan provides retirement benefits based on an employee's years of service and such employee's average annual earnings (subject to a maximum of $200,000 annually, as adjusted by the Internal Revenue Service for cost of living increases after 1989) for the 60 highest consecutive months' compensation during the 120 months prior to retirement (and if the employee has been employed less than five years, the average of compensation during all months employed). Annual earnings include principally salary, overtime and certain bonus or incentive compensation awards, excluding deferred compensation, fringe benefits and other special pay.

  Effective October 1, 1992, benefits under the Pension Plan were frozen by amendments providing that no additional credit for service or increase in covered compensation would accrue under the Plan. Participants in the Pension Plan became fully vested in their accrued benefit on that date.

  At October 1, 1992, the credited years of service and the average annual earnings under the Pension Plan of the Named Executives were as follows:

                                                      AVERAGE ANNUAL
                                 YEARS OF SERVICE        EARNINGS
                                 -----------------    --------------

Mark S. Hoffman................        -----               -----
Michael L. Preston.............  23 years 6 months      $  173,180
David C. Barbeau...............  2 years 4 months          151,733
E. Eugene Lauver...............  19 years 9 months         116,707
Douglas G. Beckstett...........        -----               -----

SEVERANCE POLICIES

  The Company has established a written severance pay policy for the benefit of eligible salaried and hourly employees whose employment terminates as a result of one of the reasons enumerated in the written severance policy. Eligible employees receive severance pay based on a formula which takes into account years of service and organizational rank of the position held by the employee at the time of termination. The maximum amount of severance pay an employee may receive ranges from 12 to 30 weeks' salary. An employee's salary for these purposes includes his base pay and excludes shift premiums, overtime, bonuses or other allowances.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN STOCKHOLDERS

  CD&R, of which each of Messrs. Gogel and Howe is a principal and employee, was paid a management fee by the Company of $300,000 for the fiscal year ended in 1997, for financial advisory and management consulting services. The Company expects to continue to pay CD&R similar fees for such services in the future. The amount of such fees will be determined with reference to (i) the size of the Company's revenues and profits, (ii) the type and magnitude of such advisory and management consulting services then being provided, (iii) the fees then being paid to CD&R by other companies for which it provides similar services and (iv) the fees then being charged by other managers with comparable organizations for similar services provided to companies in which investment funds managed by such managers have invested. Although there is no specific formula for determining the fees to be paid to CD&R for advisory and management consulting services in the future and there is no agreement that the fee be limited to a specific amount, all such future fees are subject to approval of the Company's Board of Directors and are limited to $500,000 per year under the Company's bank credit agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is designed to attract and retain key executives in order to implement a business strategy designed to maximize stockholder value. The Compensation Committee is responsible for administering the Company's compensation program and establishing the compensation policy for all Company employees, including the Chief Executive Officer and the Company's other executive officers.

  The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives in order to maximize value for its stockholders. Key elements of the Company's compensation program are the Annual Bonus Plan and the 1990 and the 1993 Stock Option Plans, in addition to a competitive executive salary structure.

BASE SALARY

  The base salary for all employees exempt from the Fair Labor Standards Act, which includes executives, is managed through the APS, Inc. Salary Administration Program. Under this program, increases in base salary are governed by salary guidelines that are reviewed and adjusted yearly by the Committee. The guidelines are composed of three key factors: Market Parity, Merit and Promotions. No specific weight is assigned to any of these factors.

  Base salaries for executive officers are initially determined by evaluating the executive's level of responsibility and prior experience as compared to jobs of comparable skill and scope with companies in the same industry or with comparable yearly revenues (the Market Parity factor). Individual merit increases are based on the individual performance of the executive officer (the Merit factor). An executive officer's salary is also increased in connection with a promotion to an executive position with a greater level of responsibility (the Promotion factor).

  In reviewing the performance of each executive officer and setting new base salary levels for fiscal year 1996, the Committee considered each individual's contribution toward meeting the budgeted financial plan as approved by the Board of Directors for the previous fiscal year, compliance with the Company's capital financial plan and operating budgets and the individual's management effectiveness. No specific relative weight is assigned to any of these factors.

ANNUAL INCENTIVE COMPENSATION

  All executive officers are eligible for annual incentive compensation. The annual incentive bonus, normally stated as a percentage of annual salary, is generally paid in March with respect to the preceding fiscal year. The size of the performance bonus is based upon the following factors, all of which are relative to the specific target performance levels established for the executive officer: (a) the executive officer's performance against individual goals; (b) the performance of the executive officer's unit within the Company against that unit's goals; and (c) the performance of the Company against Company goals, including certain quantitative financial objectives such as Company earnings targets.

STOCK OPTION PLAN

  The 1993 Stock Option Plan and the 1990 Stock Option Plan provide that the Committee may grant options ("Options") to purchase Class A Common Stock to officers, directors and key employees of the Company or a parent or subsidiary corporation of the Company. Unless the Committee specifies a higher or lower exercise price, the exercise price per share for any option will be the fair market value of a share of Class A Common Stock on the date the Option is granted. The objectives for granting Options are to provide executives with long-term interests and commitment to the Company and to align the executives' interests with that of the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Hoffman had been the Chief Executive Officer and President of the Company since August 1992. Mr. Hoffman's base salary was reviewed in January 1995 and was increased to $360,000 effective March 1995. In recommending the base salary, the Committee took into account relevant salary information in the national market and the Committee's subjective evaluation of Mr. Hoffman's overall management effectiveness and achievement of individual goals. The Committee did not utilize any specific performance formula in determining Mr. Hoffman's salary.

OTHER

  The Compensation Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; however, the Compensation Committee may in the future decide to authorize compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interest of the Company.



                                      COMPENSATION COMMITTEE



                                      Theodore Barry, Chairman
                                      Michael J. Dubilier
                                      Joseph P. Flannery
                                      Hubbard C. Howe

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  The performance graph shown below compares the cumulative stockholder return on the Company's Class A Common Stock with the cumulative total return of the NASDAQ Composite Index and the Peer Group (as defined below) and was prepared based upon the following assumptions:

  1. $100 was invested in the Company's Class A Common Stock, the NASDAQ Composite Index and the Peer Group on September 23, 1993 at the initial public offering of the Company's Class A Common Stock of $15.50 per share and the closing price of the stocks comprising the NASDAQ Composite Index and the Peer Group, respectively, on such date. The Company's Class A Common Stock began trading on the NASDAQ National Market System on September 24, 1993.

  2. Peer Group investment is weighted based upon the market capitalization of each individual company within the Peer Group at the beginning of the period.

  3. Dividends are reinvested on the ex-dividend dates.

  The companies that comprise the Company's Peer Group are as follows:
Autozone, Inc., Discount Auto Parts, Inc., Genuine Parts Company, Hi/Lo Automotive, Inc., Pep Boys, Inc., Hahn Automotive, Inc., O'Reilly Automotive, Inc., Reddi Brake Corporation and Republic Automotive, Inc.












====================================================================================================================================

                                 September 23, 1993  January 29, 1994  January 28, 1995  January 27, 1996  January 25, 1997
------------------------------------------------------------------------------------------------------------------------------------

APS Holding Corporation               $100.00           $140.32           $172.58           $103.23           $ 58.06
NASDAQ Composite index                $100.00           $105.88           $100.88           $138.38           $181.30
Peer Group                            $100.00           $106.25           $104.93           $108.88           $103.81
====================================================================================================================================


                                    ITEM 2.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Audit Committee has recommended, and the Board of Directors has appointed, the firm of Coopers & Lybrand LLP, which has served as independent auditors of the Company since fiscal 1989, as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 1998. A member of that firm is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if so desired and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Coopers & Lybrand LLP, the Board of Directors will consider the appointment of other independent auditors. Adoption of this proposal requires the approval by a majority of the votes that could be cast by the holders of the shares of Class A Common Stock who are present in person or by proxy at the Annual Meeting. Abstentions on this proposal will be counted for quorum purposes but not voted. Broker non-votes will have no effect on the outcome of this vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                                    ITEM 3.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                             STOCKHOLDER PROPOSALS

  Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company's 1998 Annual Meeting of Stockholders must forward such proposal to the Company's executive offices at 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032-2347, addressed to the attention of the Secretary, so that the Secretary receives it no later than December 31, 1997.

                                           By Order of the Board of Directors



                                           E. Eugene Lauver
                                           Vice President and Secretary


May 2, 1997

                            APS HOLDING CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            APS HOLDING CORPORATION


  The undersigned hereby appoints Robert J. Aronson and E. Eugene Lauver, and each of them, with full power of substitution, attorneys and proxies for the undersigned to vote all of the shares of stock in APS Holding Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of such corporation to be held in Houston, Texas, on June 3, 1997, at 9:00 a.m., and at any adjournments(s) thereof, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in such corporation's Proxy Statement dated May 2, 1997, receipt of which is hereby acknowledged, and in their discretion upon such other matters as may properly come before the meeting.

  Please mark this proxy as indicated hereon to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. The proxies cannot vote your shares unless you sign and return this card.


              PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                            PLEASE MARK
PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK                                                    YOUR VOTES AS   [X]
                                                                                                            INDICATED IN
                                                                                                            THIS EXAMPLE


A vote FOR the following proposals is recommended by the Board of Directors.
ITEM 1 - Election of directors

     FOR all nominees           WITHHOLD                NOMINEES:  Hubbard C. Howe, Theodore Barry, Wiley N. Caldwell,
    listed to the right         AUTHORITY               Michael J. Dubilier, Joseph P. Flannery, Donald J. Gogel,
    (except as changed    to vote for all nominees      H. Jack Meany, Jerry K. Myers
     to the contrary)      listed to the right
           [ ]                     [ ]                  WITHHELD FOR:  (Write that nominee's name in the space provided below.)

                                                        _______________________________________________________________________

ITEM 2 - Ratification of the selection of Coopers &
         Lybrand L.L.P. as independent auditors.

     FOR     AGAINST     ABSTAIN                                                             COMMENTS/ADDRESS CHANGE:
     [ ]       [ ]         [ ]
                                                                               ________________________________________________
                                                                               ________________________________________________
                                                                               ________________________________________________
                                                                               ________________________________________________


                                                                               ________________________________________________
                                                                               SIGNATURE
                                                                               ________________________________________________
                                                                               SIGNATURE

                                                                               DATED ____________________________________, 1997

                                                                               NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON,
                                                                               JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS
                                                                               ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR
                                                                               GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE